Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140286) and Form S-8 (No. 333-23689, No. 333-32007, No. 333-70781, No. 333-123984, and No. 333-150778) of Nexxus Lighting, Inc. of our report dated March 25, 2009, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida	March 25, 2009